Exhibit g

AMENDMENT

           Amendment made as of May 30, 2003 to those certain Custody Agreements between each Fund in the Dreyfus Family of Funds listed on Schedule I hereto (each a “ Fund”) and The Bank of New York (“Custodian”) (each such Custody Agreement hereinafter referred to as the “Custody Agreement.”). Capitalized terms used but not defined herein shall have the meanings given them in the Custody Agreement.

           1.      Please be advised that the Fund has appointed Mellon Bank, N.A. as its agent ("Agent") to lend Securities from any of the Account(s) maintained by Custodian for the Fund. Third Party International Lending Operational Procedures governing the responsibilities of the Custodian and the Agent in connection with the securities lending transactions contemplated herein, including without limitation Custodian's deadlines for receipt of instructions, are attached hereto.

           2.      It is understood and agreed that Custodian shall not have any responsibility for collateral management in connection with securities loan transactions hereunder. Agent will be solely responsible for collecting collateral in connection with transactions initiated by Agent. Agent may instruct Custodian to receive collateral into the Account, or if the Fund desires, Custodian will establish and maintain a collateral account (also referred to herein as an "Account") to which collateral may be deposited, subject to execution and delivery to Custodian of such agreements as it may require.

           3.      The Fund shall cause Agent to furnish to Custodian a Certificate of Authorized Persons (including specimen signatures) identifying all of Agent's officers and employees authorized to give Oral or Written Instructions with respect to the Account(s). Upon Custodian's receipt of such Certificate, Agent and all such officers and employees shall be deemed to be Authorized Persons. The Fund hereby authorizes and directs Custodian, and it shall be Custodian's responsibility, to follow Agent's Oral or Written Instructions concerning the transfer of Securities and/or collateral to or from the Account(s), whether or not such transfers are against receipt of payment. Custodian shall comply with Agent's Oral or Written Instructions on the Business Day such instructions are received; provided they are received prior to Custodian's deadlines for the same-day processing of such instructions; and provided further, that such instructions conform to Custodian's data specifications. Custodian shall have no responsibility to deliver any Security pursuant to Agent's Oral or Written Instructions if such Security is subject to a pending settlement instruction. Custodian shall be entitled to rely upon any Oral or Written Instructions from Agent without inquiry, and shall have no duty to monitor any transactions initiated by Agent in connection herewith. Agent must notify Custodian specifically regarding any partial securities loan closing. Custodian shall have no responsibility or liability whatsoever as a result of the occurrence of any failed transaction due to a failure by Agent to comply with Custodian's trade instruction requirements, including without limitation, Custodian's published cut-off times for receipt of instructions.

           4.      Custodian shall furnish to Agent on each Business Day a report listing all Securities and funds then held in the Account(s), pending settlement instructions (if any) with respect to such Securities, and such other reports as the Fund and Custodian shall agree. All reports sent to Agent shall be in such format as Agent and Custodian shall agree. The Fund shall be solely responsible for instructing Agent to recall any Security on loan if required in order to settle a trade. Custodian shall have no responsibility or liability in connection with any failed settlement due to a failure by the Fund or Agent to cause the timely return of any Security on loan.

           5.      The Fund will receive corporate action notifications from Custodian, provided however, that in order to receive such notifications in connection with non-U.S. Securities, the Fund must assure that at least one share/one unit of its position in the relevant non-U.S. Securities remains held in custody with Custodian. The Fund must advise Custodian of the action to be taken on its position by the deadlines established by Custodian, provided however, that Custodian will process such corporate action instructions only for the Securities that remain in the Account. It shall be the Fund's responsibility to advise Agent of the action it has elected for Securities on loan. If the Fund's election results in its right to receive any proceeds (cash or securities) with respect to the loaned position, either the Fund or Agent must advise Custodian of this event. Custodian shall have no responsibility or liability in the event of any discrepancy between the corporate action election delivered to Custodian and that delivered to Agent. The Fund understands and agrees that Custodian will not provide proxy services on loaned Securities. If the Fund wishes to vote on a loaned position, it must instruct the Agent to recall Securities from loan prior to the record date. The Fund may receive reminders from Custodian on elective events for positions out on loan even though voting instructions for such positions must be sent directly to Agent.

           6.      Custodian will post income for positions subject to securities loan transactions hereunder in accordance with Custodian's standard income pre-post schedule. If Custodian does not receive income payment within two Business Days, it may, in its discretion, reverse the income posting. The Fund shall assume all risks associated with fluctuations in exchange rates if the funds are converted from the posting currency. Custodian shall not have any responsibility for the collection of any income due but not received for positions out-on-loan over the "ex" date or record date of the position, but will notify the Fund of such occurrences in the form of a reversal of the pre-posted income.

           7.      It is understood and agreed that any service level description contained in the Third Party International Lending Operational Procedures is simply a narrative description of the services and of the level of performance Custodian shall endeavor to achieve. Notwithstanding any service level or objective specified in such service level description, for purposes of the Custody Agreement, Custodian's failure to meet any performance objective shall not per se constitute negligence or a breach of the Custody Agreement nor constitute an inference of the foregoing, provided that nothing herein contained shall preclude the Fund from introducing evidence of Custodian's performance in an effort to prove negligence or breach of the Custody Agreement.

           8.      The Fund understands and agrees that Custodian shall not be responsible for any tax reclaims that are due on Securities in securities loan transactions hereunder. It is the responsibility of Agent to collect any tax benefits that may be due to the Fund in connection with any such transaction.

           9.      All overdrafts and indebtedness in connection with the Account(s) shall be subject to the terms and conditions of the Custody Agreement. Any account established pursuant to Section 2 hereof shall be deemed to be an Account for such purposes.

           10.      The Fund may rescind the authority granted to Agent hereby at any time upon two Business Day's prior written notice to Custodian.

           11.      Except as provided herein, the Custody Agreement shall remain in full force and effect. This Amendment shall control when there are differences with the Custody Agreement.

THE FUNDS LISTED ON SCHEDULE I By Title: Date :

ACKNOWLEDGED AND AGREED:

THE BANK OF NEW YORK

By

Title:

Date:

SCHEDULE I

Dreyfus Growth and Value Funds, Inc.
      Dreyfus Premier International Value Fund
Dreyfus International Funds, Inc.
      Dreyfus Premier Emerging Markets Fund
Dreyfus Investment Portfolios
      Emerging Markets Portfolio
      Founders International Equity Portfolio
      Founders Passport Portfolio
      Japan Portfolio
Dreyfus Premier Equity Funds, Inc.
      Dreyfus Premier Developing Markets Fund
Dreyfus Premier International Funds, Inc.
      Dreyfus Premier European Equity Fund
      Dreyfus Premier Greater China Fund
      Dreyfus Premier International Growth Fund
      Dreyfus Premier Japan Fund
Dreyfus Premier Value Equity Funds
      Dreyfus Premier International Opportunities Fund
Dreyfus Premier Worldwide Growth Fund, Inc.
Dreyfus Variable Investment Fund
      International Equity Portfolio
      International Value Portfolio
      Special Value Portfolio

Third Party International Lending Operational Procedures

These Third Party International Lending Operational Procedures (the "Procedures") are designed to formalize the level of service that The Bank of New York (the "Custodian") will provide to the Funds Listed on Schedule I hereto (collectively the "Client") in connection with the third party securities lending program Client has established with Mellon Bank, N.A., as Client's agent (the "Agent"). The information contained herein is intended to describe generally the performance objectives of the parties for agent lending in the ordinary course of business, and Custodian's failure to meet any performance objective shall not per se constitute negligence or a breach of Custodian's obligations pursuant to the Custody Agreement, nor shall such failure constitute an inference of the foregoing, provided that nothing herein contained shall preclude Client from introducing evidence of Custodian's performance in an effort to prove negligence or breach of the Custody Agreement.

These Procedures are based on the assumption that securities are held and settled in their domestic market.

1.      Lending Relationship Profile
The Agent will instruct the Custodian to deliver and receive international securities free of payment in connection with securities lending activities for the Client.

Based on the Agent's instructions, the Custodian will relay instructions to its local clearing agent to deliver or receive securities free of payment from the Borrower's local clearing agent.

2.      Asset Types
This document refers only to the lending of international securities. Separate procedures are required for the lending of U.S. Securities.

3.     Relationship Contacts
Listed below are team members for Client's lending program with the Custodian and the Agent who will be responsible for only international portfolios listed in Section 4 below. An authorized signature list is further attached as Exhibit A-A.

        3.1 Custodian Contacts

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                             I. CLIENT SERVICE TEAM
-----------------------------------------------------------------------------------------------------
BNY LOCATION           NAME         DEPT.      PHONE        FAX                  EMAIL
-----------------------------------------------------------------------------------------------------
      New York      Terence Zaino   Mutual     212-437-3421 212-437-6600        tzaino@bankofny.com
   100 Church St.                   Funds
    NY NY 10286                     Custody
------------------------------------------------------------------------------------------------------
                    Shirley Chieu   Mutual     212-437-3616 212-437-6600        schieu@bankofny.com
                                    Funds
                                    Custody
------------------------------------------------------------------------------------------------------
                    Alex Burbano    Mutual     212-437-6973 212-437-6600        asburbano@bankofny.com
                                    Funds
                                    Custody
------------------------------------------------------------------------------------------------------

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                            II. CORPORATE ACTION TEAM
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BNY LOCATION           NAME         DEPT.      PHONE            FAX              EMAIL
----------------------------------------------------------------------------------------------------------
Brussels            Joseph Cully              011-322-545-8096  322 502 0140
                                                                                jcully@bankof ny.com
                                                                                BRUCALENDING@bankofny.com
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                    Laurent Hubaut            X8032             322 502 0140    lhubaut@bankofny.com
                                                                                BRUCALENDING@bankofny.com
-------------------------------------------------------------------------------------------------------------
                    Veronique                 X8411             322 502 0140    vpeeters@bankofny.com
                    Peeters                                                     BRUCALENDING@bankofny.com
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Escalation          Pida Sambwa               X8574             322 502 0140    psambwa@bankofny.com
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Manager             Stephanie                 X8993             322 502 0140    skeppenne@bankofny.com
                    Keppenne
-------------------------------------------------------------------------------------------------------------
                    Gael Nicora               X8093             322 502 0140    gnicora@bankofny.com
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                                III. INCOME TEAM
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BNY LOCATION           NAME           DEPT.     PHONE             FAX           EMAIL
-------------------------------------------------------------------------------------------------------------
New York             Maria Reyes              212-437-7804                      mareyes@bankofny.com
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New York             Orlando Quintero         212-437-3469                      OQuintero@bankofny.com
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           3.2 Agent Contacts

Contact for Dreyfus Non US Lending with Bank of New York

Trading

------------------------- ---------------------- ----------------- ------------------------------------------
Name                      Phone                  Fax               Email
------------------------- ---------------------- ----------------- ------------------------------------------
Robert Dumont             412-236-5600           412-236-8048      bob.dumont@abnamromellon.com
------------------------- ---------------------- ----------------- ------------------------------------------
Michael Ruggiero          412-236-5595           412-236-8048      michael.ruggiero@abnamromellon.com
------------------------- ---------------------- ----------------- ------------------------------------------
Michael Mayfield          412-236-4955           412-236-8048      michael.mayfield@abnamromellon.com
------------------------- ---------------------- ----------------- ------------------------------------------
Rob Coxon                 00 44 207 623 0867     00 44 207 975     robert.coxon@abnamromellon.com
                                                 1101
------------------------- ---------------------- ----------------- ------------------------------------------
Mark Verrell              00 44 207 623 0927     00 44 207 975     mark.verrell@abnamromellon.com
                                                 1101
------------------------- ---------------------- ----------------- ------------------------------------------
Daniel O'Brart            00 44 207 623 0922     00 44 207 975     daniel.o'brart@abnamromellon.com
                                                 1101
------------------------- ---------------------- ----------------- ------------------------------------------
Amy Marsden               00 44 207 623 0927     00 44 207 975     amy.marsden@abnamromellon.com
                                                 1101
------------------------- ---------------------- ----------------- ------------------------------------------
Mark Nightingale          00 44 207 623 0922     00 44 207 975     mark.nightingale@abnamromellon.com
                                                 1101
------------------------- ---------------------- ----------------- ------------------------------------------
Johnathan Johnstone       00 44 207 623 0868     00 44 207 975     jonathan.johnstone@abnamromellon.com
                                                 1101
------------------------- ---------------------- ----------------- ------------------------------------------

Operations

-------------------------- --------------------- ----------------  ------------------------------------------
Name                       Phone                 Fax               Email
-------------------------- --------------------- ----------------  ------------------------------------------
Curtis Walbert             412-236-5609          412-236-4759      walbert.cs@mellon.com
-------------------------- --------------------- ----------------  ------------------------------------------
Susan Singer               412-236-5608          412-236-4759      singer.sl@mellon.com
-------------------------- --------------------- ----------------  ------------------------------------------
Craig Thomas               412-236-5607          412-236-4759      thomas.ch@mellon..com
-------------------------- --------------------- ----------------  ------------------------------------------
Barb Dixon                 412-234-7477          412-236-4759      dixon.bk@mellon.com
-------------------------- --------------------- ----------------  ------------------------------------------
Jay Howell                 412-236-5616          412-236-4759      howell.jr@mellon.com
-------------------------- --------------------- ----------------  ------------------------------------------

Escalation Operations Management

-------------------------- --------------------- ----------------  ------------------------------------------
Name                       Phone                 Fax               Email
-------------------------- --------------------- ----------------  ------------------------------------------
Debra Gathers              412-236-6066          412-236-6161      gathers.dl@mellon.com
-------------------------- --------------------- ----------------  ------------------------------------------
Janet Cholewinski          412-234-3863          412-236-6161      cholewinski.jd@emllon.com
-------------------------- --------------------- ----------------  ------------------------------------------

4. Securities Available for Loan and Portfolio Participation List

Securities available for loan as of the close of business will be transmitted via SWIFT or will be available via Custodian’s INFORM system by the Agent every morning at 4 AM EST. This data will also include positions that the Custodian reflects as being on-loan. Both available and on-loan positions will be settlement-dated positions.

5.      Transmission of Lending Agent Instructions

All instructions from the Agent will also include information on local clearing agent information for the borrowing counterparty.

The Custodian will be responsible for providing its local clearing agent with information required to deliver and receive securities to and from the borrower counterparty, after receiving the Agent's instructions.

Custodian requires delivery instructions on all trades. Forms of transmission will be as follows:

           5.1.      Primary Method

The Agent will transmit its instructions to the Custodian using FTP (SWIFT 15022 format), SWIFT platform or facsimile.

All transmission of instructions (electronic or otherwise) will contain the following data elements to ensure timely, accurate processing of the transactions by the Custodian.

-      Trade Date
-      Transaction Type (Delivery or Receipt)
-      Custodian account number
-      Security ID
-      Quantity
-      Settlement Date
-      Lending Reference Number
-      Clearing Broker Information

Transmissions will be sent according to the addresses as set forth in Section 3

           5.2.      Secondary Method

If the primary method of communication is unavailable, the Agent will transmit its instructions to the Custodian via FAX.

Transmissions via FAX will be sequentially numbered, contain an authorized signature, and include at least the data elements as described above.

Verbal instructions are only accepted in emergency cases, and will subsequently be documented by hard copy notification.

           5.3.      Cancellations/Amendments

Cancellation of prior transactions will be separately communicated using either the primary or secondary method. A cancellation instruction received after a deadline will be acted upon by both Custodian and the Agent on a reasonable best-efforts basis before the close of the relevant depository. Amendments to existing instructions are performed by transmitting a cancellation and a new instruction.

6.      Instruction Transmission Deadlines

Transmission of instructions from the Agent will begin after 7.00 a.m. EST. The tables attached in Exhibit B-B below sets forth the deadlines for transmission of instructions to the Custodian. All instructions sent after the deadline will be executed on a reasonable best-efforts basis up until the applicable depository cutoffs.

7.      Collateral

The collateral account for Client will be under the custody and control of Agent. Agent accepts full responsibility for collateral management and adequacy as stated in the Securities Lending Authorization between Client and Agent.

8.      Loan Recall Process

Loan recalls are the sole responsibility of the Agent. The Client will be responsible for instructing the Agent to recall securities from loan. Recall instructions should be sent to the staff members at the Agent listed in Section 3.2 above.

Client agrees to notify the Agent of recalls of international securities from loan for sale settlement. Due to time zone differences and trade instruction flows this notice may not be received by close of business on trade date in the local trading market.

Custodian requires a notice of each recall. Such recall notice must be clearly identified as a loan return notice and must include all information as listed in Section 5.1.

As an additional precaution, Custodian will provide sale trade information of which it has notice by updating Client positions on the INFORM system on a reasonable efforts basis. Such information will be otherwise made available to the Agent in accordance with the deadlines contained in Section 4. Agent may view INFORM on an intra-day basis for any pending trades received by Custodian and input to this system on a reasonable efforts basis.

Notwithstanding any responsibility of the Custodian pursuant to the Custody Agreement, Custodian accepts no liability whatsoever for any settlement failure that occurs because a security is on loan or the loan recall itself fails.

9.      Monitor Settlements

           9.1.      Fail Notification

                9.1.1.      Lending Transactions

The Custodian and Agent staff members agree to contact each other on a reasonable best-efforts basis to resolve any failing securities lending-related deliveries or return transactions before the close of the relevant depository.

           9.2.      Late Sale Settlements and Market Buy-Ins

If a security that is on loan is sold by the Client, it may not be returned in time for the settlement of the sale. As a result, the Client’s account may incur overdraft charges.

If the deadlines in Section 6 are adhered to by the Custodian and the Client, the Agent will be solely responsible for overdraft charges dating from the expiration of the recall period through the date of actual settlement.

Buy-ins will be coordinated between the Client's investment manager, the Agent's contacts in Section 3.2, and the borrowing counterparty. The Custodian's contacts in Section 3.1 will be notified at such time of the procedures for buy-ins.

           9.3.      On-loan Position Reconciliation

If the availability feed provides such information, the Agent will conduct internal reconciliation’s of on-loan positions based on the Custodian's availability feed as stated in Section 4 above. Any positions breaks will be relayed to the Custodian's contacts in Section 3.1 before close of business (5 p.m. EST), where the relevant party will then conduct research to resolve these breaks as soon as possible. The reconciliation report will also be made available to the Custodian upon request.

10.      Corporate Actions

           10.1.      Definition of Terms

Record Date is the date where the holder of the security is considered by the issuer to be the holders of record.

Market Expiration Date is the final deadline for submitting instructions to the company or their appointed agent on a voluntary corporate action.

Custodian Deadline Date is the deadline date by which responses on voluntary corporate actions must be received by the Custodian.

Expiration Date Action is an action whose resulting entitlement is based on the security position on market expiration date.

           10.2.      Mandatory Corporate Actions

Mandatory corporation actions in the form of stock splits, cusip changes etc. will be updated by the Custodian. The Custodian will record and monitor corporate action settlements based on the total entitlement date position of the account, provided, however, that Client leaves at least one security unit in Client's account(s) at Custodian. Custodian will contact the Agent by telephone to verify the eligibility of the position on loan to the entitlement and the Agent must send custodian a confirmation thereof by SWIFT. Upon confirmation of market settlement for the corporate action, the Custodian will increase the on loan position to reflect the entitlement expected from the borrower via the Agent. The resulting changes in the availability feed and on loan file will provide the Agent with notification that such corporate actions have taken place.

                10.2.1.      Payments

Shares:
The Agent will make appropriate changes to loan records to reflect the increase in shares on loan to the borrower as a result of the corporate action.

Cash:
Custodian will book cash credits arising out of the loaned position to the Client's account with the same value that it used for the Client's position that remains in custody at Custodian.

For credits prior to the allocation date, Custodian will send an instruction to the Agent with the payment details.

For debits, prior to the allocation date, the Agent must send Custodian an instruction with the payment details by Custodian's required deadline.

The Agent must ensure that funds are received with good value. If Custodian does not receive funds two Business Days after payment date, Custodian reserves the right to reverse the entries with back value. If funds are not received with good value, Custodian will adjust the posting in the Client’s account with Custodian and follow its usual and customary claim procedures.

In case of reversals or adjustments, the Client assumes full responsibility for foreign exchange exposure resulting from such reversal or adjustments.

           10.3.      Voluntary Corporate Actions

                 10.3.1      Overview

The Custodian and the Agent will follow the general process below:

1.	The Custodian publishes corporate action notifications to the Client and Agent indicating the in-vault and on-loan position from the Custodian's records, provided, however, that Client leaves at least one security unit in Client's account at Custodian.
2.	The Client advises Custodian of the action to be taken on the entire position.
3.	The Client advises the Agent of the action to be taken on the position on loan.
4.	The Custodian processes the corporate action per its custody procedures for the securities in the account.
5.	The Agent advises the Custodian of any proceeds (cash or securities) from corporate action events on the loaned position per the Client's election.

                 10.3.2.      Notification Procedures and Deadlines

The Client will forward its responses on voluntary corporate actions to the Custodian and Agent according to current custody notification procedures.

If the Custodian or Agent receives no corporate action instruction or an incomplete instruction, Custodian or Agent will take no action on behalf of the Client and will not have any liability for claims resulting therefrom.

                 10.3.3.      Returns for Corporate Action Processing

The Client or the Custodian may instruct a return of loaned securities for the purpose of allowing the Client to participate in a corporate action based on Clients in-custody position in accordance with the deadlines as indicated in each specific event notification.

10.3.4.	Specialized Processing on Certain Action Types (i.e. Proxies, Dissenter's Rights, Consents with Cash Consideration, Dividend Reinvestments)

The Client will lose the right to vote or dissent on an action with a record date for securities on loan over Record Date (if applicable).

If the Client wishes to vote on an action, the Client must instruct the Agent directly to recall securities from loan prior to Record Date. Notification deadlines will be in accordance with those set forth in Section 6 above.

In cases where consent actions offer payments in consideration of the shareholder consent, it is typical for the Client to lose any rights to receive consent payments unless the Client has instructed a recall or made other arrangements with the Agent and its borrowers.

In cases of Dividend Reinvestment Programs, the Client will typically receive cash for shares on loan.

All other forms of specialized processing should be dealt with on a case-by-case between the parties listed in Section 3.

                      10.3.5.      Payments

Shares:
The Custodian will record and monitor corporate action settlements based on the Client's election. Upon confirmation of market settlement for the corporate action, the Custodian will increase the on loan position to reflect the entitlement expected from the borrower via the Agent. The Agent will make appropriate changes to loan records to reflect the increase in shares on loan to the borrower as a result of the corporate action.

Cash:
Custodian will book cash credits arising out of the loaned position to the Client's account with the same value that it used for the Client's position that remains in custody at Custodian.

For credits prior to the allocation date, Custodian will send an instruction to the Agent with the payment details.

For debits, prior to the allocation date, the Agent must send Custodian an instruction with the payment details by Custodian's required deadline.

The Agent must ensure that funds are received with good value. If Custodian does not receive funds two Business Days after payment date, Custodian reserves the right to reverse the entries with back value. If funds are not received with good value, Custodian will adjust the posting in the Client’s account with Custodian and follow its usual and customary claim procedures.

In case of reversals or adjustments, the Client assumes full responsibility for foreign exchange exposure resulting from such reversal or adjustments. .

11.      Income Collection

                 11.1.      Pre-Advice of Income

The Agent will pre-advise the Custodian before 9:30 A.M. EST on income payments according to the market wire deadlines as indicated in Exhibit B-B.

The pre-advice will include the following information: security name, asset identifier, record date, payable date, share amount, net amount due, credit date, value date, Client account number ex-date, currency of payment, gross income rate and any relevant references. The pre-advice should be sent to the attention of the Custodian's staff listed in Section 3.

The Client's accounts will be pre-posted in accordance with Custodian's usual and customary pre-posting procedures.

                 11.2.      Past Due Income Payments

The Client will make available to the Agent any past-due income. Interest compensation claims may be made against the Agent on a monthly basis.

                 11.3.      Monthly Revenue

Securities Lending revenue will be paid monthly via Fed wire to the Client's account by the 10th business date of the following month. A pre-advice will be sent by the Agent per Section 11.1 above.

                11.4.      Income Payment Instructions

Please refer to Exhibit B-B for Cash Correspondent payment instructions. All payments should reference: "For Department NYD/ Agent Lending". Payments will include payment security details.

                 11.5.      Fee Schedule

The Agent will reimburse the Custodian for transaction charges directly incurred from the movement of securities and cash as a result of securities lending activities. The Custodian will send the Agent a monthly request for payment before 15th business date of the following month. Payment will be made by the Agent before 30th business day. Charges will be according to the fee schedule attached hereto as Exhibit C-C, unless otherwise specified. Custodian and Agent will review the transactional charges for reasonableness after one year from the date of execution of this agreement.

Exhibit A-A - Authorized Signature List

The following members at the Agent are authorized to instruct the Custodian to deliver or receive securities for the Client's account(s), pursuant to a Securities Lending Authorization agreement signed between the Client and the Agent dated as of May 30, 2003. This list will supplement, not replace, any previous similar lists unless otherwise notified. This list may be subject to change upon notification by the Agent.

International Securities Lending
[Signature]
[Name]
[Phone, Fax]
[Email]

[Signature]
[Name]
[Phone, Fax]
[Email]

[Signature]
[Name]
[Phone, Fax]
[Email]

Exhibit B-B - Standing Settlement Instructions by Market

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Cash Correspondent
Funding Details
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  Market Name      ISO         Account Name         Account Number      Cash Correspondent Name             Cash
                 Currency                                                                             Correspondent
                 Code                                                                                       BIC
-------------------------------------------------------------------------------------------------------------------------
   Australia       AUD      The Bank of New York,       3100-17         National Australia Bank,         NATAAU3303X
                                  Brussels                                      Melbourne
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    Austria        EUR     See Germany / Deutsche Bank, Frankfurt
-------------------------------------------------------------------------------------------------------------------------
    Belgium        EUR     See Germany / Deutsche Bank, Frankfurt
-------------------------------------------------------------------------------------------------------------------------
     Canada        CAD      The Bank of New York,      210-654-0        Royal Bank of Canada, Toronto    ROYCCAT2
                                  Brussels
-------------------------------------------------------------------------------------------------------------------------
    Denmark        DKK      The Bank of New York,     3996 053 318      Danske Bank, Copenhagen          DABADKKK
                               Brussels Branch
-------------------------------------------------------------------------------------------------------------------------
    Finland        EUR     See Germany / Deutsche Bank, Frankfurt
-------------------------------------------------------------------------------------------------------------------------
     France        EUR     See Germany / Deutsche Bank, Frankfurt
-------------------------------------------------------------------------------------------------------------------------
    Germany        EUR      The Bank of New York,     922 1292 00       Deutsche Bank, Frankfurt         DEUTDEFF
                                  Brussels
-------------------------------------------------------------------------------------------------------------------------
   Hong Kong       HKD      The Bank of New York,    511-564437-001     Hongkong and Shanghai Banking    HSBCHKHH
                                  Brussels                              Corporation, Hong Kong
-------------------------------------------------------------------------------------------------------------------------
     Italy         EUR     See Germany / Deutsche Bank, Frankfurt
-------------------------------------------------------------------------------------------------------------------------
     Japan         JPY      The Bank of New York,     653-0431-656      Bank of Tokyo-Mitsubishi Ltd,    BOTKJPJT
                                  Brussels                                    Tokyo
-------------------------------------------------------------------------------------------------------------------------
   Luxembourg      EUR     See Germany / Deutsche Bank, Frankfurt
-------------------------------------------------------------------------------------------------------------------------
     Mexico        MXN      The Bank of New York,      0072927289       Banco Nacional de Mexico         CITIUS33MER
                                  Brussels                              (Banamex), Mexico City
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  Netherlands      EUR     See Germany / Deutsche Bank, Frankfurt
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  New Zealand      NZD       Bank of New Zealand         633330         National Australia Bank New      NATANZ22XXX
                         (BKNZNZ22XXX) in favour of                     Zealand - National Nominees Ltd
                            National Nominees Ltd
                              (NATANZ22XXX, A/C
                           020160-0414317-00) for
                         further credit to The Bank
                            of New York, Brussels
-------------------------------------------------------------------------------------------------------------------------
     Norway        NOK      The Bank of New York,    7002 02 09176      Den norske Bank, Oslo            DNBANOKK
                                  Brussels
-------------------------------------------------------------------------------------------------------------------------
    Portugal       EUR     See Germany / Deutsche Bank, Frankfurt
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   Singapore       SGD      The Bank of New York,    101-399-624-0      United Overseas Bank, Singapore  Securities and
                                  Brussels                                                               securities
                                                                                                         related payment
                                                                                                         messages:
                                                                                                         UOVBSGSGCSD
                                                                                                         Non-securities
                                                                                                         related payment
                                                                                                         messages:
                                                                                                         UOVBSGSG
-------------------------------------------------------------------------------------------------------------------------
  South Africa     ZAR      The Bank of New York,       7112768         Standard Bank of South Africa,   SBZAZAJJ
                          Brussels as Custodian and                           Johannesburg
                          Trustees, Custody Account
                                    No 2
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     Spain         EUR     See Germany / Deutsche Bank, Frankfurt
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     Sweden        SEK      The Bank of New York,    5201 85 157 56     Skandinaviska Enskilda Banken,   ESSESESS
                                  Brussels                                      Stockholm
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  Switzerland      CHF      The Bank of New York,    0835-0596251-93-00 Credit Suisse First Boston,      CRESCHZZ80A
                                  Brussels                                       Zurich
-------------------------------------------------------------------------------------------------------------------------
 United Kingdom    GBP      The Bank of New York,     153826-8260       The Bank of New York, London     IRVTGB2X Sort
                                  Brussels                                                               Code 70-02-25
-------------------------------------------------------------------------------------------------------------------------
 United Kingdom    EUR     See Germany / Deutsche Bank, Frankfurt
-------------------------------------------------------------------------------------------------------------------------
 United Kingdom    USD                See United States / The Bank of New York, New York
-------------------------------------------------------------------------------------------------------------------------
 United States     USD      The Bank of New York,      8900285451       The Bank of New York, New York   IRVTUS3N
                                Brussels ABA
                                  # 021 000
                                     018
                                F/C account #
-------------------------------------------------------------------------------------------------------------------------

Copyright 2003 The Bank of New York. The subject matter contained herein has been derived from several sources believed to be reliable and accurate at the time of publication. The Bank of New York does not accept any liability for losses either direct or consequential caused by the use of this information. The Bank of New York is neither making any investment recommendation nor is it providing any professional or advisory services relating to the activities described herein. The information contained herein is provided for your exclusive benefit and use. Except for internal distribution, the information shall not be further distributed or duplicated in whole or in part by any means without the prior written consent of The Bank of New York.

-------------------------------------------------------------------------------------------------------------------------

Securities & Cash Deadlines
(All times are New York Time)
April 29, 2003

           Valid up to October 26, 2003 unless otherwise advised

                                                                     CHANGE  Trade            Deadlines
----------------------------------------------------------------------                  -------------------------------------
Country          Instruments                         Transactions            Cycle **  Securities          Cash
---------------------------------------------------------------------                  -------------------------------------

Australia        Government Bonds                    All                       T +3      SD -1   1000   VD    -1 1200
                 Equities                            All                       T +3      SD -1   1000   VD    -1 1200
                 Money Market (T, T+1 or T+3)        All                       T +3      SD -1   1000   VD    -1 1200
Austria          All                                 All                       T +3      SD -1   1500   VD    -1 1700
Belgium          Equities EMSS                       All                       T +3      SD -1   1500   VD    -1 1700
                 Equities Non-EMSS                   All                       T +3      SD -2   1500   VD    -1 1700
                 Bonds and MMI's                     All                       T +3      SD -1   1500   VD    -1 1700
Canada           Equities                            All                       T +3      SD -1   1200   VD       1400
                 Long Bonds                          All                       T +3      SD -1   1200   VD       1400
                 Short Term Bonds                    All                       T +2      SD      1030   VD       1400
                 Money Market                        All                       T         SD      1030   VD       1400
Denmark          All                                 Free                      T +3      SD -1   1600
                 All                                 Against Payment           T +3      SD -2   1500   VD    -1 1700
Finland          Equities                            All                       T +3      SD -2   1600   VD    -1 1700
                 Bonds & T-Bills                     All                       T +2      SD -2   1500   VD    -1 1700
France           Relit +                             All                       T +3      SD -1   1500   VD    -1 1700
                 RGV                                 All                       T +3      SD -1   1600   VD    -1 1700
Germany          STD (Standard Settlement  - with    All                       T +2      SD -1   0800   VD    -1 1700
                 matching)
                 SDS (Same Day Settlement - without  All                       T +2      SD -1   1600   VD    -1 1700
                 matching)
                 Registered shares (Physical)        All                       T +2      SD -6   1600   VD    -1 1700
Hong Kong        Equities (w/o prematching)          All                       T +2      SD -1   0900   VD    -1 1200
                 Equities (with prematching)         All                       T +2      SD -2   1500   VD    -1 1200
                 Equities (Realtime DVP)             Deliveries                T +2      SD -1   0900   VD    -1 1200
                 Bonds & Money market physical(T or  All                       T +1      SD -1   0900   VD    -1 1200
                 T+1)
                 Bonds & Money market CMU (T or T+1) All                       T +1      SD -1   0900   VD    -1 1200
Italy            Stock Exchange                      All                       T +3      SD -2   1600   VD    -1 1700
                 OTC                                 Against Payment           T +3      SD -1   1600   VD    -1 1700
                 OTC                                 Free of Payment           T +3      SD -1   1700
Japan            Equities, Corp Bonds (incl.         All                       T +3      SD -1   0800   VD    -1 1200
                 Convert Bonds) and MMI
                 Government Bonds (JGB's)            All                       T +3      SD -3   1600   VD    -1 1200
                 Equities (Physical) - Convertible   All                       T +3      SD -2   1600   VD    -1 1200
                 Bonds (Physical)
Luxembourg       All                                 All                       T +3      SD -2   1500   VD    -1 1700
Mexico           Equities                            All                       T +2      SD      1200   VD       1400
                 Bonds                               All                       T +1      SD      1200   VD       1400
Netherlands      All                                 Against Payment           T +3      SD -1   1600   VD    -1 1700
New Zealand      All (unlisted bonds T+2) with       All                       T +3      SD -2   1500   VD    -1 1000
                 prematching
                 All (unlisted bonds T+2) w/o        All                       T +3      SD -1   0800   VD    -1 1000
                 prematching
Norway           Equities/Bonds                      All                       T +3      SD -1   0900   VD    -1 1700
                 Money Market                        All                       T +1      SD -1   0900   VD    -1 1700
Portugal         All - Stock Exchange                All                       T +3      SD -1   0900   VD    -1 1700
                 Equities - OTC                      Free Of Payment           T +3      SD      1000
                 Equities - OTC                      Against Payment           T +3      SD -1   1500   VD    -1 1700
                 Bonds - OTC                         All                       T +3      SD -1   1500   VD    -1 1700
Singapore        All                                 All                       T +3      SD -1   1500   VD    -1 1700
South Africa (1) Equities (Demat Rolling             All                       T +5      SD -4   1500   VD    -1 1600
                 settlement) - ON Market
                 Equities (Demat Rolling             All                       T +5      SD -3   1500   VD    -1 1600
                 settlement) - OFF Market
                 Equities (Physical Tuesday          All                       T +6      SD -2   1500   VD    -1 1600
                 settlement)
                 Bonds                               All                       T +3      SD -2   1500   VD    -1 1600
                 Money Market insruments             All                       T +3      SD -1   1500   VD    -1 1600
Spain            Equities (1st cyxle)                Against Payment           T +3      SD -1   0800   VD    -1 1700
                 Equities (2nd cycle)                Against Payment           T +3      SD -1   1500   VD    -1 1700
                 Equities (with no change of         Free                      T +3      SD      0800
                 registration name)
                 Government & Corporate Debts (1st   All                       T +3      SD -2   1500   VD    -1 1700
                 cycle)
                 Government & Corporate Debts (2nd   All                       T +3      SD -1   1500   VD    -1 1700
                 cycle) for trades above EUR500,000
Sweden           Equities, Bonds & MMI               All                       T +3      SD -2   1600   VD    -1 1700
                 Bonds + MMI (T+1)                   All                       T +1      SD -2   1700   VD    -1 1700
Switzerland      All                                 Against Payment           T +3      SD -1   1500   VD    -1 1700
                 All                                 Free Of Payment           T +3      SD -1   1700
United Kingdom   Equities and Corporate Bonds        All                       T +3      SD -2   1600   VD    -1 1700
                 (CREST) (4)
                 Equities and Corporate Bonds        All                       T +3      SD -3   1600   VD    -1 1700
                 (non-CREST)
                 UK Gilts (CREST), MMIs (CMO) (6)    All                       T +1      SD -1   1700   VD    -1 1700
                 UK Gilts (CREST), MMIs (CMO) - T+0  All                       T         SD      0800   VD    -1 1700
                 only
                 MMIs (Physical in GBP/EUR/USD)      All                       T +1      SD -1   1700   See GBP, USD, EUR
                 MMIs (Physical in GBP/EUR/USD) -    All                       T         SD      0800   See GBP, USD, EUR
                 T+0 only
                 UK Unit Trusts and OEICs            Receipts                  T +5      SD -3   1400   VD    -1 1700
                 UK Unit Trusts and OEICs            Deliveries                T +8      SD -6   1400   VD    -1 1700
United States    DTC - Institutional Delivery        All                       T +3      SD -1   1100   VD       1500
                 DTC - Non-IID                       All                       T +3      SD      0900   VD       1500
                 DTC - SDFS                          All                       T         SD      1330   VD       1500
                 Federal Reserve (U.S. Gov't         All                       T         SD      1330   VD       1500
                 Securities)
                 Money Market - Physical             All                       T         SD      1300   VD       1500
                 Money Market - Issuer-Held Paper    Receipts                  T +1      SD      1300   VD       1500
                 Money Market - Issuer-Held Paper    Deliveries                T +1      SD      1000   VD       1500
*	Securities Settlement must be negotiated (if possible)

**	Trade cycle can often be negotiated. Cfr Securities Market Report and subsequent Netinfos for accurate information.

(1)	Not or only partially rolling settlement market. ("Trade Cycle" field used for the purpose of setting deadlines).

(2)	Pre-Funding is required

(3)	Deadlines are set on a "T+" basis in the market. Above deadline must be adapted accordingly if settlement cycle is longer than 3 days.

(4)	Banks being closed on Fridays, instructions due to settle on Mondays must be sent one day earlier.

(5)	If splitting of certificate is required, instructions should be sent 3 hours earlier.

(6)	Euroclear A currencies are : ARS CAD CHF DKK EEK EMU currencies EUR GBP HUF MXN NOK PLN SEK USD ZAR

(7)	Euroclear external transactions deadlines are listed on separate sheet

(8)	Actual settlement cycle is T+7 Calendar days

(9)	Please refer to NetInfo for deadlines during summer

FRANCE

Security Settlement Instructions BNP PARIBAS Paris Custody A/C # - Per Beneficial Owner	Cash Correspondent Deutsche Bank Frankfurt The Bank of New York, Brussels Cash A/C #: 922 1292 00 FFC:Custody A/C Name & Number

-----------------------------------------------------------------------------------------------------------------
  Account #              Account Name                                Securities Account #      Tax on Equities
-----------------------------------------------------------------------------------------------------------------
    293130       Dreyfus Premier Worldwide Growth Fund, Inc.              45181P                    15%
-------------------------------------------------------------------------------------------------------------
    097665       Dreyfus Premier International Growth                     44986H                    15%
-------------------------------------------------------------------------------------------------------------
    098796       Dreyfus Variable Investment Fund-Int'l Equity Port.      45379U                    15%
-------------------------------------------------------------------------------------------------------------

*** The other Dreyfus Accounts are omnibus account at BNP Paribas

ITALY

Security Settlement Instructions Banca Intesa Caveau Titoli Via Langhirano, 1 43100 Parma Custody A/C # - Per Beneficial Owner	Cash Correspondent Deutsche Bank Frankfurt Bank of New York, Brussels Cash A/C # 922 1292 00 FFC: Custody A/C Name & Number

-------------------------------------------------------------------------------------------------------
  Account #              Account Name                                             Securities A/C #
-------------------------------------------------------------------------------------------------------
    293130    Dreyfus Premier Worldwide Growth Fund, Inc.                            009719800812
-------------------------------------------------------------------------------------------------------
    098414    Dreyfus Growth and Value Funds, Inc.-Dreyfus International Value       009719800340
-------------------------------------------------------------------------------------------------------
    097716    Dreyfus Int'l Funds Inc. - Dreyfus Premier Emerging Markets Fund       009719801216
-------------------------------------------------------------------------------------------------------
    097757    Dreyfus Investment Portfolio-Founders International Equity             009719801761
-------------------------------------------------------------------------------------------------------
    097759    Dreyfus Investment Portfolio-Founders Passport Portfolio               009719801754
-------------------------------------------------------------------------------------------------------
    097665    Dreyfus Premier International Growth                                   009719800336
-------------------------------------------------------------------------------------------------------
    097901    Dreyfus Premier International Value Fund                               009719801511
-------------------------------------------------------------------------------------------------------
    098796    Dreyfus Variable Investment Fund-International Equity Port.            009719800648
-------------------------------------------------------------------------------------------------------
    097682    Dreyfus Variable Investment Fund-International Value Port.             009719800542
-------------------------------------------------------------------------------------------------------
    097912    Dreyfus Premier European Equity Fund                                   009719801852
-------------------------------------------------------------------------------------------------------

NORWAY

Security Settlement Instructions Den Norske Bank Oslo Custody A/C # - Per Beneficial Owner	Cash Correspondent Den Norske Bank Oslo Bank of New York, Brussels Cash A/C # 70020209176 FFC: Custody A/C Name & Number

-----------------------------------------------------------------------------------------------------------
   Account #                       Account Name                                       Securities A/C #
-----------------------------------------------------------------------------------------------------------
    098414    Dreyfus Growth and Value Funds, Inc.-Dreyfus International Value         050050039036
-----------------------------------------------------------------------------------------------------------
    097757    Dreyfus Investment Portfolio-Founders International Equity               050050057632
-----------------------------------------------------------------------------------------------------------
    097759    Dreyfus Investment Portfolio-Founders Passport Portfolio                 050050057483
-----------------------------------------------------------------------------------------------------------
    097901    Dreyfus Premier International Value Fund                                 050050053573
-----------------------------------------------------------------------------------------------------------
    098796    Dreyfus Variable Investment Fund-International Equity Port.              050050030795
-----------------------------------------------------------------------------------------------------------
    097682    Dreyfus Variable Investment Fund-International Value Port.               050050042253
-----------------------------------------------------------------------------------------------------------
    097665    Dreyfus Premier International Growth                                     050051926876
-----------------------------------------------------------------------------------------------------------
    097912    Dreyfus Premier European Equity Fund                                     050050058945
-----------------------------------------------------------------------------------------------------------

SWEDEN

Security Settlement Instructions Skandinaviska Enskilda Banken SEB MERCHANT BANKING Securities Services Rissneleden 110, R A5 SE-106 40 Stockholm Custody A/C # - Per Beneficial Owner	Cash Correspondent Skandinaviska Enskilda Banken Stockholm Bank of New York, Brussels Cash A/C # 5201-8515756 FFC: Custody A/C Name & Number

---------------------------------------------------------------------------------------------------------
  Account #                   Account Name                                            Securities A/C #
---------------------------------------------------------------------------------------------------------
    293130    Dreyfus Premier Worldwide Growth Fund, Inc.                              01001242998
---------------------------------------------------------------------------------------------------------
    098414    Dreyfus Growth and Value Funds, Inc.-Dreyfus International Value         01002817218
---------------------------------------------------------------------------------------------------------
    097757    Dreyfus Investment Portfolio-Founders International Equity               01002922356
---------------------------------------------------------------------------------------------------------
    097759    Dreyfus Investment Portfolio-Founders Passport Portfolio                 01002922356
---------------------------------------------------------------------------------------------------------
    097665    Dreyfus Premier International Growth                                     01002064384
---------------------------------------------------------------------------------------------------------
    097901    Dreyfus Premier International Value Fund                                 01001242998
---------------------------------------------------------------------------------------------------------
    098796    Dreyfus Variable Investment Fund-International Equity Port.              01002301084
---------------------------------------------------------------------------------------------------------
    097682    Dreyfus Variable Investment Fund-International Value Port.               01002817196
---------------------------------------------------------------------------------------------------------
    097912    Dreyfus Premier European Equity Fund                                     01002948894
---------------------------------------------------------------------------------------------------------

EXHIBIT C-C

THIRD PARTY SECURITIES LENDING CUSTODIAN FEE SCHEDULE
FOR
THE DREYFUS FAMILY OF
FUNDS LISTED ON SCHEDULE I

A. Loan Processing Fees

           5      Basis points per annum on the average daily outstanding loan value.

           Applicable local market transaction charges plus $10.00 on each loan open and loan close transaction.

B. Billing Cycle

           Monthly

           *These fees assume electronic instruction entry.